Exhibit 5.1

STEVENS & LEE

LAWYERS & CONSULTANTS

620 Freedom Business Center

Suite 200

P. O. Box 62330

King of Prussia, PA 19406

(610) 205-6000 Fax (610) 337-4374

www.stevenslee.com

January 20, 2006

Board of Directors

Eastern Insurance Holdings, Inc.

25 Race Avenue

Lancaster, Pennsylvania 17603

Re:	Registration Statement on Form S-4

Gentlemen:

We have acted as counsel to Eastern Insurance Holdings, Inc. (the “Company”) in connection with the Company’s proposed issuance of 3,675,765 shares of the Company’s common stock, no par value per share (the “Common Stock”), in connection with the merger of Eastern Holding Company, Ltd. with and into a wholly owned subsidiary of the Company. This offering is covered by the Company’s Registration Statement on Form S-4, filed with the Securities and Exchange Commission. In connection with delivering this opinion, we have reviewed the following documents:

1.	The articles of incorporation of the Company.

2.	The bylaws of the Company as presently in effect.

3.	The resolutions of the Board of Directors of the Company adopted at a meeting held on August 2, 2005, as certified by the Secretary of the Company.

4.	The Registration Statement, including the prospectus (the “Prospectus”) contained therein.

5.	The form of the certificates representing shares of the Common Stock.

Based upon our review of the documents listed above, it is our opinion that the shares of Common Stock covered by the Registration Statement have been duly authorized and, when

Philadelphia     •     Reading     •     Valley Forge     •     Lehigh Valley     •     Harrisburg     •     Lancaster

Scranton     •     Wilkes-Barre     •     Princeton     •     Cherry Hill     •     New York     •     Wilmington

A PROFESSIONAL CORPORATION

STEVENS & LEE

LAWYERS & CONSULTANTS

Board of Directors

December 8, 2005

issued in the merger as described in the Prospectus, will be legally issued by the Company and fully paid and nonassessable.

We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the heading “Legal Matters” in the Prospectus. In giving this consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/s/ Stevens & Lee

STEVENS & LEE